Exhibit 99.3

FOR IMMEDIATE RELEASE

ABERDENE'S DRILL PROGRAM EXPANDS MINERALIZATION
ON NEW YORK CANYON PROPERTY

Las Vegas, Nevada, December 14, 2005, Aberdene Mines Limited (the 'Company' or 'Aberdene') (OTCBB: ABRM) is pleased to announce results from the 2005 exploration program conducted on its New York Canyon copper project. The 8,926 acre property is located in the southeastern portion of Mineral County, Nevada, thirty miles east of the county seat of Hawthorne.

New York Canyon Exploration Results

The Company has received assay results from a further six drill holes recently completed on the Long Shot Ridge ("LSR") copper oxide zone. Results are as follows ("c" designates a diamond drill core hole):

Drill Hole #05-31 - This drill hole is located on the southern area of LSR, approximately 200 feet east of hole 05-30. As indicated by the results below, the hole intersected sporadic, high grade copper mineralization to the bottom of the hole.

From(ft)	To (ft)	Length (ft)	Cu%
135	165	30	0.234
330	335	5	1.060
360	365	5	0.854
395	400	5	0.916

Drill Hole #05-32 - This core hole is located in the southern portion of LSR approximately 400 feet north of 05-31 with significant copper mineralization throughout its length.

From(ft)	To (ft)	Length (ft)	Cu%
0	40	40	0.455
130	155	25	0.370
225	265	40	1.032

Drill Hole#05-33c - This core hole was drilled approximately 200 feet east of hole 05-19 in the central portion of the LSR.

From(ft)		To (ft)	Length (ft)	Cu%
	9	220	211	0.656
including	35	75	40	1.123

Drill Hole #05-34 - This hole is located on the southern extension of the LSR and intersected minor copper mineralization over moderate widths.

From(ft)	To (ft)	Length (ft)	Cu%
185	205	20	0.236

Drill Hole #05-35 - This hole is located in the northern portion of LSR approximately 200 feet northeast of hole 05-26 and returned strong copper mineralization over the top portion of the hole.

From(ft)		To (ft)	Length (ft)	Cu%
	0	150	150	0.526
including	10	60	50	1.083

Drill Hole #05-36c - This core hole is located in the central portion of LSR, midway between holes 05-19 and 05-33. The core from this hole will be used for metallurgical test work.

Drill Hole #05-37 - This hole is located in the northern area of LSR approximately 225 feet southeast of hole 05-35.

From(ft)	To (ft)	Length (ft)	Cu%
0	105	105	0.443

A total of eight core holes and 29 reverse circulation ("RC") holes totaling 14,896 feet have been completed on the New York Canyon project during the 2005 exploration program. The drill program was designed to provide confirmation of historic drill results, expand the known zones of mineralization at LSR and provide mineralized material for initiating metallurgical test work.

Surface Sampling Confirms Copper Grade

A total of 357 rock chip samples were collected during the 2005 exploration program. These samples averaged five feet in length and returned an average grade of 0.581% copper, ranging from a low of 0.066 to a high of 6.552% copper. These samples were collected from mineralized portions of roadcuts excavated for drilling. The analyses will be incorporated into the LSR database to provide further confidence for continuity of mineralization between drill holes.

For further information on Aberdene Mines Limited please visit our website at www.aberdenemines.com.

About Aberdene

Aberdene Mines Ltd.'s New York Canyon Property is located in the New York Canyon area, Mineral County, Nevada. The Company has, under option from Nevada Sunrise LLC, the rights to explore both the unpatented and patented mineral claims representing approximately 8,926 acres comprising the New York Canyon Copper Project. The project is regionally located south of the old mining district of Santa Fe in the southeastern part of Mineral County, Nevada. The property, which is located seven miles east of the village of Luning and 32 road miles from the town of Hawthorne, hosts significant oxide and sulphide copper bearing mineralization outlined by past historic work.

Aberdene has completed its second year exploration commitment to acquire 100% of the New York Canyon project from Nevada Sunrise LLC.

On behalf of the Board of Directors,

ABERDENE MINES LTD.
Brent Jardine, President
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For more information contact:
Brent Jardine, President
jardine@aberdenemines.com
T: (800) 430-4034

Disclaimer: This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Aberdene Mine's expectations, and Aberdene Mines expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the ability to further develop mineral exploration properties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward- looking statements.